EXHIBIT 10.1

STOCK CANCELLATION AGREEMENT

This Stock Cancellation Agreement (this “Agreement”), dated effective as of January 13, 2022 (the “Effective Date”), is entered into by and between G7 Holdings Inc. (the “Stockholder”) and Astra Energy Inc., a Nevada corporation (the “Company”).

WHEREAS, Stockholder is the record and beneficial owner of one (1) 2020 Series A1 Preferred Share, $.0001 par value per share (the “A1 Stock”) of the Company;

WHEREAS, the Stockholder has agreed to cancel the one (1) share of A1 Stock (the “Subject Share”);

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows.

1. Cancellation of Subject Share. Upon the terms and subject to the conditions set forth in this Agreement, the Stockholder hereby agrees to cancel and forfeit all of the Stockholder's right, title and interest in and to the Subject Share. Effective as of the Effective Date, the Stockholder hereby irrevocably instructs the Company and the Company’s transfer agent to cancel the Subject Share such that the Subject Share will no longer be outstanding on the stock ledger of the Company and such that the Stockholder shall no longer have any interest in the Subject Share whatsoever. The Company shall immediately deliver to the Company’s transfer agent irrevocable instructions providing for the cancellation of the Subject Share.

2. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understanding related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statement, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not set forth.

3. Governing Law. This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of Nevada (without regard to principles of conflicts of law).

4. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. Further Assurances. Each party shall, at the request of the other party, at any time and from time to time following the Effective Date promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

6. Severability of Provisions. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of the Agreement, or the application of such provision or portion of such provision is held invalid or unenforceable to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable, in no event shall this Agreement be rendered void or unenforceable.

7. Captions. All section titles or captions contained in this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

Stock Cancellation Agreement	Page | 2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the Effective Date.

ASTRA ENERGY INC.

By:	/s/ Lisa Kowan
Lisa Kowan, Secretary

G7 HOLDINGS INC.

By:	/s/ Harold Schneider
Authorized Signatory